Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Post- Effective Amendment No. 1 on Form S-8 to Form S-4 of Washington Mutual, Inc. of our report dated January 22, 1997, except as to Note 28, which is as of March 7, 1997, appearing on page 105 of Great Western Financial Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1996.



                                                /s/ Price Waterhouse LLP



Los Angeles, California
July 1, 1997